                                                                    Exhibit 99.3

                              STOCKHOLDER AGREEMENT

      STOCKHOLDER AGREEMENT, dated as of January 8, 2003 (this "Agreement"), by the undersigned stockholder (the "Stockholder") of Eloquent, Inc., a Delaware corporation (the "Company"), for the benefit of Open Text Corporation, a corporation formed under the laws of Ontario ("Parent") and 1220 Acquisition Corporation, a Delaware corporation ("Acquiror").

                                    RECITALS

      WHEREAS, Parent, Acquiror and the Company are entering into the Agreement and Plan of Merger, dated as of January 8, 2003 (the "Merger Agreement"), which provides (subject to the conditions set forth therein) for the merger of Acquiror with and into the Company;

      WHEREAS, the Stockholder is the record owner and is the beneficial owner within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Beneficial Owner") of that number of shares of common stock, par value $.001 per share, of the Company ("Company Common Stock"), appearing on the signature page hereof (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares");

      WHEREAS, as a condition to its willingness to enter into this Agreement, Parent and Acquiror have required that the Board of Directors of the Company, and in order to induce Parent and Acquiror to enter into this Agreement, the Board of Directors of the Company has approved this Agreement; and

      WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent and Acquiror have required that the Stockholder agree, and in order to induce Parent and Acquiror to enter into the Merger Agreement the Stockholder has agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein and subject to the prior approval of this Agreement by the Board of Directors of the Company, the Stockholder agrees as follows:

      1. Covenants of Stockholder. Until the termination of this Agreement in accordance with Section 4:

            (a) The Stockholder shall attend the Stockholder Meeting, in person or by proxy, and at the Stockholder Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.


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            (b)   At any meeting of stockholders of the Company or at any
      adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries or any other Takeover Proposal or (ii) any amendment of the Company's Certificate of Incorporation, as amended, or Amended and Restated Bylaws or other proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company. The Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

            (c) The Stockholder agrees not to, directly or indirectly, (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of the Subject Shares to any person; (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to the Subject Shares, and agrees not to commit or agree to take any of the foregoing actions; or (iii) take any action that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or have the effect of impairing the ability of such Stockholder to perform such Stockholder's obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby. Notwithstanding the foregoing, this Agreement shall not prohibit a Transfer of Company Common Stock by Stockholder (i) to any member of his immediate family, or to a trust for the benefit of Stockholder or any member of his immediate family; (ii) on the death of Stockholder; or (iii) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent and Acquiror, to be bound by the terms of this Agreement.

            (d) The Stockholder shall not, nor shall the Stockholder authorize any investment banker, attorney or other advisor or representative of the Stockholder to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to the Company or any Subsidiary in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal.

            (e) The Stockholder shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Acquiror in doing, all things reasonably necessary, proper or advisable to support and to consummate


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      and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

            (f) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares or the like or any other action that would have the effect of changing a Stockholder's ownership of the Company's capital stock or other securities or (ii) a Stockholder becomes the beneficial owner of any additional Shares or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock held by the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Subject Shares hereunder.

            (g) The Stockholder agrees to promptly notify Acquiror in writing of the nature and amount of any acquisition, or any other transaction which has the effect of increasing the number of shares held directly or beneficially by such Stockholder, of any voting securities of the Company acquired by such Stockholder after the date hereof.

      2.    Irrevocable Proxy.

            (a) Grant of Proxy. Stockholder hereby appoints Acquiror and any designee of Acquiror, each of them individually, Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to all of the Subject Shares which it has the right to vote (i) in accordance with Section 1 hereof and
      (ii) to sign its name (as a stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require in connection with any matter referred to in Section 1. This proxy is given to secure the performance of the duties of Stockholder under this Agreement and its existence will not be deemed to relieve Stockholder of its obligations under Section 1. Stockholder affirms that this proxy is coupled with an interest and is irrevocable (to the fullest extent permitted by law) until termination of this Agreement pursuant to Section 4, whereupon such proxy and power of attorney shall automatically terminate. Stockholder will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy. For Subject Shares as to which Stockholder is the beneficial but not the record owner, Stockholder will use reasonable best efforts to cause any record owner of such Subject Shares to grant to Acquiror a proxy to the same effect as that contained herein.

            (b) Other Proxies Revoked. Stockholder represents that any proxy heretofore given in respect of the Subject Shares is not irrevocable, and hereby revokes any and all such proxies.

      3. Representations and Warranties. The Stockholder represents and warrants to Acquiror as follows:

            (a) As of the date of this Agreement: (a) the Stockholder is the record owner of, and has good and marketable title to, the number of Subject Shares set forth under the heading "Subject Shares Held of Record" on the signature page hereof; and (b) Stockholder


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      is the Beneficial Owner of the number of Subject Shares set forth under the heading "Additional Subject Shares Beneficially Owned" on the signature page hereof. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares. The Stockholder has the sole right to vote, and the sole power of disposition, with respect to the Subject Shares set forth under the heading "Subject Shares Held of Record." None of the Subject Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares, except as contemplated by this Agreement.

            (b) This Agreement has been duly executed and delivered by the Stockholder. Assuming the due authorization, execution and delivery of this Agreement by Acquiror, this Agreement constitutes the valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of laws governing specific performance, injunctive relief and other equitable relief. The execution and delivery of this Agreement by the Stockholder does not and will not conflict with any agreement, order or other instrument binding upon the Stockholder, nor require any regulatory filing or approval.

            (c) The execution and delivery of this Agreement do not, and, subject to compliance with the HSR Act and appropriate filings under securities laws (which each Stockholder agrees to make promptly), to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, notice or acceleration under, (i) the Stockholder's certificate of incorporation, certificate of limited partnership, articles of organization, operating agreement, partnership agreement or similar constituent documents, (ii) any material contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound, (iii) any injunction judgment, writ, decree, order or ruling applicable to the Stockholder or (iv) any law, statute, rule or regulation applicable to the Stockholder; except in the case of clauses (ii) and (iii) for violations, breaches or defaults that would not
      (1) impair the ability of the Stockholder to perform its obligations under this Agreement or (2) prevent or delay the consummation of any of the transactions contemplated hereby.

            (d) Except as set forth in Section 3.28 of the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of the Stockholder that is or will be payable by the Company or any of its Subsidiaries.

      4. Termination. The obligations of the Stockholder hereunder shall terminate on the earlier to occur of (i) the termination of the Merger Agreement pursuant to Section 7.1 thereof and (ii) the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated for any reason, Sections 7, 8, 9, 10, 11 and 12 and this Section 4 will survive any termination of this Agreement indefinitely.


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      5.    Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Acquiror may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

      6. Successors, Assigns and Transferees Bound. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Stockholder, such as an executor or heir) shall be bound by the terms hereof, and the Stockholder shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

      7. Remedies. The Stockholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause Acquiror irreparable harm. Accordingly, the Stockholder agrees that in the event of any breach or threatened breach of this Agreement, Acquiror, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

      8. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      9. Amendment. This Agreement may be amended only by means of a written instrument executed and delivered by both the Stockholder and Acquiror.

      10. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of California or the California state courts located in the City and County of San Francisco in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein). Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

      11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      12. Notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or if sent by telex or telecopier (and also confirmed in writing) to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

            (a)   if to Parent or Acquiror, to:


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                                    1220 Acquisition Corporation
                                    Attention:  General Counsel
                                    Facsimile No.:  (519) 888-0677

                                    with copies to:

                                    Farella Braun + Martel LLP
                                    235 Montgomery Street
                                    San Francisco, California  94104
                                    Attention:  Mark S. Anderson, Esq.
                                    Facsimile No.:  415-954-4480

            (b)   if to the Stockholder to:

                                    ONSET Enterprise Associates III, L.P.
                                    ONSET Ventures
                                    2400 Sand Hill Road, Suite 150
                                    Menlo Park, CA 94025

                                    Attention: Beatrice Pezino
                                    Facsimile No.: (650) 529-0777

      13. Capitalized Terms. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

      14. Counterparts. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      15. No Limitation on Actions of the Stockholder as Director. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Stockholder to take or in any way limit any action that the Stockholder may take to discharge the Stockholder's fiduciary duties as a director of the Company, including but not limited to the right to vote for or support a Superior Proposal in accordance with the terms of the Merger Agreement.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  /s/ Terry L. Opdendyk
                                  -------------------------------------
                                  ONSET ENTERPRISE ASSOCIATES III, L.P.

                                  Name:    Terry L. Opdendyk
                                  Title:   Managing Director,
                                           OEA III Management, LLC
                                           The General Partner of
                                           ONSET Enterprise Associates III, L.P.

       NUMBER OF SUBJECT                          ADDITIONAL SUBJECT
     SHARES HELD OF RECORD                     SHARES BENEFICIALLY OWNED
     ---------------------                     -------------------------
           429,404                                        0

OPEN TEXT CORPORATION

By:      /s/ Sheldon Polansky
      ----------------------------
         Name:    Sheldon Polansky
         Title:   Secretary

1220 ACQUISITION CORPORATION

By:      /s/ Sheldon Polansky
      ----------------------------
         Name:    Sheldon Polansky
         Title:   Secretary

Approved For Purposes of Section 203 of the Delaware
General Corporation Law:

ELOQUENT, INC.

By:      /s/ Clifford A. Reid
      ----------------------------
         Name:    Clifford A. Reid
        Title:   Chairman


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